EXHIBIT 21
                                                                      ----------

                             SOLITRON DEVICES, INC.
                         SUBSIDIARIES OF THE REGISTRANT




                                PERCENTAGE OF VOTING
                                SECURITIES OWNED BY    STATE OF         ACTIVE
                                    REGISTRANT         INCORPORATION    DIVISION
                                --------------------   -------------    --------
Registrant:

Solitron Devices, Inc.                                 Delaware             *

Subsidiaries of Registrant:

Solitron Specialty Products, Inc.      100             Delaware
Array Devices, Inc.                    100             California
Solidev International
   Sales Corporation                   100             New York
Solitron International, Inc.           100             Virgin Islands
Solidev Warenvertriebs GmbH            100             Germany




All subsidiaries are included in the consolidated financial statements.